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EXHIBIT 23.1
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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-46463 and 333-54202) of ImageMax, Inc. of our report dated March 22, 2001, with respect to the consolidated financial statements and schedule of ImageMax, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2001